Exhibit 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly report on Form 10-Q of American International Holdings Corp. for the quarter ended March 31, 2023 as filed with the Securities and Exchange Commission, Michael Mclaren, Chief Executive Officer of the Company and James Pendergast, Chief Financial Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his/her knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ Michael McLaren
Michael McLaren
Chief Executive Officer, President and Director (Principal Executive Officer) July 12, 2023

By	/s/ James Pendergast
James Pendergast
Chief Financial Officer (Principal Financial Officer) July 12, 2023